As filed with the Securities and Exchange Commission on November 16, 2011

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OVERLAND STORAGE, INC.

(Exact Name of Registrant as Specified in Its Charter)

California	95-3535285
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

9112 Spectrum Center Boulevard

San Diego, California 92123

(Address, Including Zip Code, of Principal Executive Offices)

Overland Storage, Inc. 2009 Equity Incentive Plan

2006 Employee Stock Purchase Plan of Overland Storage, Inc.

(Full Title of the Plan)

Eric L. Kelly

Chief Executive Officer

Overland Storage, Inc.

9112 Spectrum Center Boulevard

San Diego, California 92123

(858) 571-5555

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

COPY TO:

Warren T. Lazarow, Esq.

Paul Sieben, Esq.

O’Melveny & Myers LLP

2765 Sand Hill Road

Menlo Park, California 94025

(650) 473-2600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock, no par value, issuable under the 2009 Equity Incentive Plan	3,200,000(1)(2) shares	$2.29(3)	$7,328,000(3)	$840(3)
Common Stock, no par value, issuable under the 2006 Employee Stock Purchase Plan	600,000(1)(2) shares	$2.29(3)	$1,374,000(3)	$157(3)
TOTAL	3,800,000(1)(2) shares		$8,702,000(3)	$997(3)

(1)

This Registration Statement covers, in addition to the number of shares of common stock, no par value (the “Common Stock”), of Overland Storage, Inc., a California corporation (the “Company” or the “Registrant”), stated above, options and other rights to purchase or acquire the shares of Common Stock covered by this Registration Statement and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the Overland Storage, Inc. 2009 Equity Incentive Plan and the 2006 Employee Stock Purchase Plan of Overland Storage, Inc. (collectively, the “Plans”) as a result of one or more adjustments under the Plans to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.

(2)

Each share of Common Stock is accompanied by a common stock purchase right pursuant to the Shareholder Rights Agreement, dated August 22, 2005 and as subsequently amended, between the Company and Wells Fargo Bank, N.A., as Rights Agent.

(3)

Pursuant to Securities Act Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee with respect to the Plans were calculated based upon the average of the high and low sales prices of the Common Stock on November 10, 2011, as quoted on The Nasdaq Capital Market.

The	Exhibit Index for this Registration Statement is at page 7.

EXPLANATORY NOTE

This Registration Statement is filed by the Company to register additional securities issuable pursuant to the Plans and consists of only those items required by General Instruction E to Form S-8.

PART I

INFORMATION REQUIRED IN THE

SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Securities Act Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE

REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference

The following documents of the Company filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a)	The Company’s Registration Statements on Form S-8, filed with the Commission on December 1, 2006 (Commission File No. 333-139064), February 10, 2010 (Commission File No. 333-164846) and April 15, 2011 (Commission File No. 333-173544);

(b)	The Company’s Annual Report on Form 10-K for its fiscal year ended July 3, 2011, filed with the Commission on September 14, 2011 (Commission File No. 000-22071);

(c)	The Company’s Quarterly Report on Form 10-Q for its fiscal quarter ended October 2, 2011, filed with the Commission on November 16, 2011 (Commission File No. 000-22071);

(d)	The Company’s Current Reports on Form 8-K, filed with the Commission on August 4, 2011, August 15, 2011 and October 11, 2011 (each, Commission File No. 000-22071);

(e)	The description of the Company’s Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on January 29, 1997 (Commission File No. 000-22071), and any other amendment or report filed for the purpose of updating such description; and

(f)	The description of the Company’s Common Stock Purchase Rights contained in its Registration Statement on Form 8-A filed with the Commission on August 26, 2005 (Commission File No. 000-22071), and any other amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 8.	Exhibits

See the attached Exhibit Index at page 7, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on November 16, 2011.

OVERLAND STORAGE, INC.

By:	/s/ Eric L. Kelly
Eric L. Kelly
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Eric L. Kelly and Kurt L. Kalbfleisch, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eric L. Kelly Eric L. Kelly	President, Chief Executive Officer and Director (Principal Executive Officer)	November 16, 2011

/s/ Kurt L. Kalbfleisch Kurt L. Kalbfleisch	Vice President of Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	November 16, 2011

/s/ Scott McClendon Scott McClendon	Chairman of the Board	November 16, 2011

Signature	Title	Date

/s/ Robert A. Degan Robert A. Degan	Director	November 16, 2011

/s/ Nora M. Denzel Nora M. Denzel	Director	November 16, 2011

/s/ Joseph A. De Perio Joseph A. De Perio	Director	November 16, 2011

/s/ Shmuel Shottan Shmuel Shottan	Director	November 16, 2011

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1	Overland Storage, Inc. 2009 Equity Incentive Plan. (Filed as Exhibit 10.38 to the Company’s Annual Report for its fiscal year ended July 3, 2011, filed with the Commission on September 14, 2011 (Commission File No. 000-22071) and incorporated herein by this reference.)

4.2	2006 Employee Stock Purchase Plan of Overland Storage, Inc. (Filed as Exhibit 10.37 to the Company’s Annual Report for its fiscal year ended July 3, 2011, filed with the Commission on September 14, 2011 (Commission File No. 000-22071) and incorporated herein by this reference.)

5	Opinion of O’Melveny & Myers LLP (opinion re legality).

23.1	Consent of Moss Adams LLP (consent of independent registered public accounting firm).

23.2	Consent of Counsel (included in Exhibit 5).

24.	Power of Attorney (included in this Registration Statement under “Signatures”).